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                                EXHIBIT 10.1(b)



                       October 13, 1998



Gold Kist Inc.
P.O. Box 2210
Atlanta, GA  30301-2210
Attn:    J. David Dyson,
         General Counsel, Vice President and Secretary


                            Asset Purchase Agreement-
                     Scott G. Williams, LLC. and Wilson Pugh

Gentlemen:

                  Recent conversations relating to the anticipated closing under the Asset Purchase Agreement, dated as of July 23, 1998, (the "Agreement"), by and between Southern States Cooperative, Inc. ("Southern States") and Gold Kist Inc. ("Gold Kist") have indicated that Gold Kist will be unable to deliver the Operating Agreement Assignment and Amendment or the consent of the landlord (the "Wilson Pugh Consent") under the "Wilson-Pugh" lease with respect to Leased Real Property located in Portland Arkansas (the "Wilson Pugh Property") as agreed at Closing. This letter is to confirm certain agreements between Gold Kist and Southern States relating to the Operating Agreement Assignment and Amendment and the Wilson Pugh Consent.

                  Southern States and Gold Kist have agreed that:

a) Notwithstanding the provisions of Section 11.3 of the Agreement, or any other provision of the Agreement, neither (i) delivery of the Operating Agreement Assignment and Amendment at Closing, and receipt of the consent and signature of Acts 16:25, Inc. thereto nor (ii) delivery of the Wilson Pugh Consent, shall be a condition to the obligations of Southern States under that Agreement, or otherwise considered a condition to Closing.

b)       With respect to the Operating Agreement Assignment and Amendment:

         i) At Closing, Southern States will neither acquire Gold Kist's 50% interest in Scott G. Williams, LLC. nor assume any of Gold Kist's obligations with respect to
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                           such interest, including without limitation,
                           obligations under the Operating Agreement or the Guaranty Agreement with respect to Scott G. Williams, LLC.; and

         ii) The Estimated Purchase Price and the Final Purchase Price for the Purchased Assets shall be reduced by $1.36 million.

c)       With respect to the Wilson Pugh Property:

         i) At Closing, Southern States will neither take an assignment of the lease(s) between Gold Kist and Wilson Pugh with respect to the Wilson Pugh Property nor acquire the liquid fertilizer tank (and related site improvements) located on such property. Southern States will purchase the Inventory and Owned Personal Property located on the Wilson Pugh Property and will remove such assets as soon as practicable after Closing;

         ii) The Estimated Purchase Price and the Final Purchase Price for the Purchased Assets shall be reduced by $125,088.00; and

        iii) Gold Kist and Southern States acknowledge that, in connection with the calculation of the Net Current Asset Value as shown on the Post Closing Statement of Net Asset Value, the lease payments made by Gold Kist with respect to the Wilson Pugh Property shall not be included in Prepaid Expenses.

d)       As a result of the agreements set forth in paragraphs (b)(ii) and
         (c)(ii) above, the $41.4 million figure set forth in clause (i) of each of Sections 4.2 and 4.4 of the Agreement shall be reduced to $39,914,912.00 .

                  Capitalized terms not otherwise defined herein shall have the meanings ascribed in the Agreement. The Agreement, except as specifically amended by this letter agreement, is hereby ratified and confirmed and shall remain in full force and effect in accordance with its terms.

                  Please sign the enclosed copy of this letter agreement to evidence your agreement to the foregoing.



                                            Very truly yours,



                                           -------------------------------------
                                                   Wayne A. Boutwell
                                           Chief Executive Officer and President

SEEN AND AGREED:
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GOLD KIST INC.


By:___________________________
         M.A. Stimpert
         Senior Vice President